EXHIBIT 10.1

FORM OF

SUNTERRA CORPORATION

RESTRICTED STOCK AGREEMENT

1. Grant of Stock. On              (the “Grant Date”) the Compensation Committee of the Board of Directors of Sunterra Corporation, a Maryland corporation (the “Company”), hereby grants to «First_Name» «Last_Name» (the “Grantee”) pursuant to the Sunterra Corporation 2005 Incentive Plan, as amended or restated from time to time (the “Plan”) and the Plan Specifications for Performance Share Awards dated              (the “Plan Specifications”), in consideration of Grantee’s services to the Company, «Shares» shares of common stock of the Company, par value $.01 per share (the “Shares”), subject to the terms and conditions of this Agreement and the Plan. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Plan.

2. Vesting Schedule. Subject to Sections 3 and 4 below, the interest of the Grantee in the Shares shall vest in accordance with the following schedule, less shares withheld to cover tax liability:

No. of Shares Vested	Vesting Date	For the Period Ending
«M_14_share»	_____ (Grant Date)	_____
«M_14_share»	_____
«M_14_share»	_____
«M_14_share»	_____

3. Vesting Accelerator. Subject to Section 4 below, the interest of the Grantee in the Shares may, in the discretion of the Compensation Committee of the Company’s Board of Directors, to the extent not yet then vested, become 100% vested upon a “Change of Control” of the Company. For purposes of this Agreement, Change of Control shall have the meaning defined in the employment agreement then in effect between the Company and the Grantee, or if no such definition exists, then as defined in the Plan.

4. Restrictions; Forfeiture.

(a)	The Shares and rights granted hereunder may not be sold, pledged or otherwise transferred until the Shares become vested, except by will or the laws of descent and distribution. The period of time between the date hereof and the date Shares become vested is referred to herein as the “Restriction Period.” Grantee may be subject to additional restrictions on Grantee’s ability to sell or otherwise transfer Shares (vested or unvested) by reason of being a fiduciary for the Company or by reason of federal or state securities laws and/or the policies regarding transactions in the securities of the Company from time to time adopted by the Company in connection therewith. Nothing contained herein shall relieve Grantee of any restriction on sale or other transfer of Shares provided thereby and the restrictions provided herein shall be in addition to and not in lieu of any such other restrictions.

(b)	If the Grantee’s service with the Company and its subsidiaries terminates for any reason and any Shares are not then vested, such unvested Shares shall be automatically forfeited by the Grantee, and ownership transferred back to the Company without any consideration therefor.

5. Book-Entry; Legend. The Grantee agrees that the Shares shall be evidenced in a restricted book entry account in the name of the Grantee held in the custody of the Company until termination of the Restriction Period. As a condition of the grant of the Shares, the Grantee shall deliver to the Company a stock power endorsed in blank relating to the Shares in such form as the Secretary of the Company may require. Grantee agrees that each book entry statement evidencing the Shares shall bear the following legend: “The transferability of this account and the shares of stock represented thereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Sunterra Corporation 2005 Incentive Plan (as it may be amended or restated from time to time) and a Restricted Stock Agreement (as it may be amended or restated from time to time) entered into between the registered owner of such shares and Sunterra Corporation. Copies of the plan and agreement are on file in the office of the Secretary of Sunterra Corporation and will be furnished upon request without charge to the registered owner of such shares”.

6. Statement Evidencing Ownership. Reasonably promptly upon the termination of the Restricted Period, the Company shall deliver to the Grantee a statement evidencing the Shares that have vested. The issuance or delivery of any statement representing Shares issuable pursuant to this Agreement may be postponed by the Committee for such period as may be required to comply with any applicable requirements under federal or state securities laws, any applicable listing requirements of any national securities exchange or The NASDAQ Stock Market, Inc., and any applicable requirements under any other law, rule or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to deliver any such shares to the Grantee if either delivery thereof would constitute a violation of any provision of any law or of any regulation of any governmental authority, any national securities exchange or The NASDAQ Stock Market, Inc.

7. Shareholder Rights. During the Restriction Period, the Grantee shall have all the rights of a shareholder with respect to the Shares except for the right to sell, pledge or otherwise transfer the Shares. Accordingly, the Grantee shall have the right to vote the Shares and to receive any dividends paid to or made with respect to the Shares.

8. Taxes; IRC Section 83(b) Election. The Grantee shall be liable for any and all taxes arising out of this grant or the vesting of Shares hereunder. If the Grantee wishes to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and under any corresponding provisions of state tax law, Grantee acknowledges that the timely filing of such election shall be Grantee’s sole responsibility even if the Grantee requests the Company or its representative to make this filing on the Grantee’s behalf. The Grantee shall notify the Secretary of the Company in writing within three days of filing any such election.

9. General.

(a)	The Company shall not be required (i) to transfer on its books any Shares of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares shall have been so transferred.

(b)	The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement, including, without limitation, to comply with any requirement of law or to satisfy any listing, registration or qualification of the Shares on any securities exchange or under any state or federal law.

(c)	Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon mailing to the Grantee at his address then on file with the Company and to the Company upon delivery to Corporate Secretary, Sunterra Corporation, 3865 West Cheyenne Avenue, North Las Vegas, Nevada 89032.

(d)	Neither the Plan nor this Agreement nor any provisions under either shall be construed so as to grant the Grantee any right to remain in the service of the Company.

(e)	This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

(f)	This Agreement shall be binding upon the Grantee’s heirs and the Company’s successors and assigns.

(g)	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company.

(h)	This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regards to principles of conflicts of law.

(i)	This agreement is subject to, and hereby incorporates by reference, the Plan and the Plan Specifications, as same exist on the date hereof.

SUNTERRA CORPORATION

By:
Frederick C. Bauman Secretary

GRANTEE’S ACCEPTANCE AND AGREEMENT

The undersigned hereby accepts the foregoing grant of Shares and agrees to the terms and conditions of the Plan and this Agreement.

GRANTEE: ADDRESS: «Address_Line_1»

«Address_Line_2»

«City», «State» «ZIP_Code»

«Country»

«First_Name» «Last_Name»